DATED the 27 day of December 2012

ARISTO TECHNOLOGIES LIMITED

and

ATLANTIC COMPONENTS LIMITED

and

USMART ELECTRONIC PRODUCTS LIMITED

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DEBT ASSIGNMENT

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FUNG, WONG, NG & LAM

SOLICITORS & NOTARIES

ROOM 8, 4TH FLOOR

NEW HENRY HOUSE

10 ICE HOUSE STREET, CENTRAL

HONG KONG

TEL: 28698008 / 28518111

FAX: 28691080 / 28517555

REF: RN/2016061

THIS ASSIGNMENT is made on the 27 day of December 2012

BETWEEN

(1)	ARISTO TECHNOLOGIES LIMITED (CR No.575562) whose registered office is situate at B24-27, 1/F., Block B, Proficient Industrial Centre, 6 Wang Kwun Road, Kowloon Bay, Kowloon, Hong Kong (the “Assignor”);

(2)	ATLANTIC COMPONENTS LIMITED (景盛電子有限公司) (CR No.312191) whose registered office is situate at Rm.1701, 17th Floor, Tower 1, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (the “Assignee”); and

(3)	USMART ELECTRONIC PRODUCTS LIMITED (科盛電子實業有限公司) (CR No.952444) whose registered office is situate at Rm.1703, 17th Floor, Tower 1, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong (the “Debtor”)

WHEREAS

(A)	The Assignor has for some time past carried on the business of trading of electronic products in Hong Kong (the “Business”) and in connection with the Business, the Debtor has become and now are indebted to the Assignor in the sums of HK$92,000,000 (the “Debt”). The Debt is unsecured, interest free and still outstanding.

(B)	The Assignee is a wholly owned company of ACL INTERNATIONAL HOLDINGS LIMITED (“ACL”). ACL had recently acquired all the issued shares of and in a BVI company namely JUSSEY INVESTMENTS LIMITED (“JUSSEY”). JUSSEY at all material time is holding 80% of the issued shares of and in the Debtor. In other words, ACL becomes the parent company of the Debtor after the completion of the purchase of the shares of and in JUSSEY.

(C)	The Assignor is indebted to the Assignee in the sum of HK$133,529,480.25 (the “Sum”) in the course of the Business. The Sum is unsecured, interest free and still outstanding. The Assignee has requested payment of the Sum but the Assignor has failed to settle the Sum or any part thereof. Both ACL and the parties to this deed have agreed that it is beneficial for all the parties if the Debt is assigned to the Assignee in satisfaction of settling the partial amount of the Sum.

NOW THIS DEED WITNESSES as follows

1.	ASSIGNMENT OF BOOK DEBTS

In consideration of the Sum so due and owing from the Assignor to the Assignee and from the Sum the Assignee as beneficial owner releases the Assignor, the Assignor as beneficial owner assigns to the Assignee the Debt due and owing to the Assignor from the Debtor and the benefit of all securities for the same and all interest if any due and to become due for the same TO HOLD the same to the Assignee absolutely.

2.	COVENANT BY THE ASSIGNOR

The Assignor covenant with the Assignee that the Debt is still due and owing in full to the Assignor from the Debtor.

3.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

The Assignor makes the following representations, undertakings and warranties to the Assignee:

(a)	Status – It is a limited liability company validly existing under the laws of its jurisdiction of incorporation, having the power to own its assets and to carry on the Business as it is being conducted.

(b)	Powers and authority – It has the power to enter into and perform and has taken all necessary corporate action to authorize the entry into, performance and delivery of this Assignment and the transactions contemplated by this Assignment.

(c)	Legal validity – This Assignment constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

(d)	Authorizations – All authorizations required to be obtained by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Assignment have been obtained and are in full force and effect.

(e)	Indebtedness of the Debtor – The recitals herein are true and correct and the Debtor is truly indebted to the Assignor in the full amount of the Debt.

4.	COVENANT BY THE DEBTOR

The Debtor covenants with the Assignee that the Debt is still due and owing in full to the Assignor.

5.	COVENANT BY THE ASSIGNEE

The Assignee covenants with the Assignor that Assignee will release the Assignor from the repayment duty of the equivalent amount of the Debt no matter the Debt will be settled by the Debtor in full or in part or not.

6.	GENERAL
1	If a provision of this Assignment is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the validity or enforceability in that jurisdiction of any other provision of this Assignment; or

(b)	the validity or enforceability in other jurisdiction of that or any other provision of this Assignment.

2	Each Party shall bear its own costs and disbursements in connection with the negotiation, execution and implementation of this Assignment. At all times, each Party shall, at its own costs and expenses and as soon as practicable upon request of the other Party, do all such acts and things as may be reasonably required by the other Party to give full legal effect to this Assignment, including, without limitation, the execution of any other agreements and documents.

3	Each Party confirms that it has sought independent advice relating to this Assignment and has made its own independent decision to enter into this Assignment. Each Party acknowledges that it has not relied on any representation or warranty, express or implied, made by or on behalf of the other Party in relation to this Assignment, except those representations and warranties as set forth in Clause 3 of this Assignment.

4	The Assignee may assign or otherwise transfer all or any part of its rights under this Assignment without the consent of the Assignor.

5	This Assignment sets out the entire agreement and understanding between the Parties in connection with the arrangements in respect of the arrangements set out in this Assignment entered into before the date of this Assignment.

6	This Assignment and any dispute or claim arising out of or in connection with it are governed by and construed in accordance with the Hong Kong laws. The Hong Kong courts have exclusive jurisdiction to settle any dispute, claim or controversy arising out of or in connection with this Assignment.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the date first written above.

SIGNED for and on behalf of	)
the Assignor	)
)
duly authorized by the Board of	)
director of the Assignor in the	)
presence of	)

SIGNED for and on behalf of	)
the Assignee	)
)
duly authorized by the Board of	)
director of the Assignee in the	)
presence of	)

SIGNED for and on behalf of	)
the Debtor	)
)
duly authorized by the Board of	)
director of the Debtor in the	)
presence of	)